                                                                    EXHIBIT 99.1

           DIRECTORS AND EXECUTIVE OFFICERS OF SODEXHO ALLIANCE S.A.

      The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Sodexho Alliance S.A. ("Sodexho") are set forth below. All of the persons listed below are citizens of the Republic of France, except Paul Jeanbart who is a citizen of Canada.

            Name                            Business Address                      Present Principal Occupation
----------------------------   -------------------------------------       ------------------------------------------
Directors

Pierre Felix Etienne Bellon    c/o Sodexho Alliance S.A., 3 avenue         Chairman and Chief Executive Officer,
                               Newton, 78180 Montigny-le-Bretonneux,       Sodexho
                               France

Remi Baudin                    c/o Sodexho Alliance S.A., 3 avenue         Vice Chairman, Sodexho
                               Newton, 78180 Montigny-le-Bretonneux,
                               France

Astrid Bellon                  c/o Sodexho Alliance S.A., 3 avenue         Director, Sodexho
                               Newton, 78180 Montigny-le-Bretonneux,
                               France

Bernard Bellon                 14, Rue Saint Jean, CH-1260 Nyon,           Chairman, Finadvance S.A., Le Derby 570,
                               Switzerland                                 Avenue du Club Hippique, 13090 Aix-en-
                                                                           Provence, France

Francois-Xavier Bellon         c/o Sodexho Mexico, Anatole France #319     Chief Operating Officer, Sodexho Mexico
                               - Colonia Polanco, CP 11550 Mexico DF

Sophie Clamens                 c/o Sodexho Alliance S.A., 3 avenue         Corporate Finance Director, Sodexho
                               Newton, 78180 Montigny-le-Bretonneux,
                               France

Patrice Douce                  c/o Sodexho International, PO Box 17132,    President and Chief Operating Officer,
                               Dubai UAE                                   Sodexho

Paul Jeanbart                  c/o Rolaco Holdings SA, 28, Bd du Pond      Chief Executive Officer, Rolaco, 28, Bd
                               d'Arve, CH 1205 Geneva, Switzerland         du Pond d'Arve, CH 1205 Geneva, Switzerland

Francois Perigot               4, Rue Quentin Bouchart, 75008 Paris,       Chairman, MEDEF International, 31,
                               France                                      Avenue Pierre 1(degrees) de Serbie, 75116 Paris,
                                                                           France

Edouard de Royere              c/o L'Air Liquide, 75, Quai d'Orsay,        President Emeritus and Director, L'Air
                               75007 Paris, France                         Liquide, 75, Quai d'Orsay, 75007 Paris, France

Nathalie Szabo                 c/o Sodexho Alliance S.A., 3 avenue         Chief Operating Officer, Sodexho
                               Newton, 78180 Montigny-le-Bretonneux,       Prestige, France
                               France

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
            Name                        Business Address                           Present Principal Occupation
----------------------------   -------------------------------------       ------------------------------------------
Executive Officers
(Who Are Not Directors)

Bernard Carton                 c/o Sodexho Alliance S.A., 3 avenue         Senior Vice President and Chief Financial
                               Newton, 78180 Montigny-le-Bretonneux,       Officer, Sodexho
                               France

Raphael Dubrule                c/o Sodexho Alliance S.A., 3 avenue         Corporate Secretary and General Counsel,
                               Newton, 78180 Montigny-le-Bretonneux,       Sodexho
                               France

Albert George                  c/o Sodexho Alliance S.A., 3 avenue         Chief Operating Officer, Sodexho
                               Newton, 78180 Montigny-le-Bretonneux,
                               France

                    DIRECTORS AND EXECUTIVES OF BELLON S.A.

      The name, business address, title, present principal occupation or employment of each of the directors and executive officers of Bellon S.A. are set forth below. All of the persons listed below are citizens of the republic of France.

            Name                           Business Address                    Present Principal Occupation
----------------------------   -------------------------------------       ------------------------------------------
Supervisory Board

Remi Baudin                     c/o Sodexho Alliance S.A., 3 avenue        Vice Chairman, Sodexho
(Chairman)                      Newton, 78180 Montigny-le-Bretonneux,
                                France

Danielle Bellon                 c/o Bellon S.A., 5 Place de la Joliette,   Member, Bellon S.A. Supervisory Board
                                13002 Marseille, France

Bernard Bellon                  14, Rue Saint Jean, CH-1260 Nyon,          Chairman, Finadvance S.A., Le Derby 570,
                                Switzerland                                Avenue du Club Hippique, 13090 Aix-en-
                                                                           Provence, France

Bernard Carton                  c/o Sodexho Alliance S.A., 3 avenue        Senior Vice President and Chief Financial
                                Newton, 78180 Montigny-le-Bretonneux,      Officer, Sodexho
                                France

Management Board

Pierre Felix Etienne Bellon     c/o Sodexho Alliance S.A., 3 avenue        Chairman and Chief Executive Officer,
(President)                     Newton, 78180 Montigny-le-Bretonneux,      Sodexho
                                France

Astrid Bellon                   c/o Sodexho Alliance S.A., 3 avenue        Director, Sodexho
                                Newton, 78180 Montigny-le-Bretonneux,
                                France

Francois-Xavier Bellon          c/o Sodexho Mexico, Anatole France #319    Chief Operating Officer, Sodexho Mexico
                                - Colonia Polanco, CP 11550 Mexico DF

Sophie Clamens                  c/o Sodexho Alliance S.A., 3 avenue        Corporate Finance Director, Sodexho
                                Newton, 78180 Montigny-le-Bretonneux,
                                France

Nathalie Szabo                  c/o Sodexho Alliance S.A., 3 avenue        Chief Operating Officer, Sodexho Prestige
                                Newton, 78180 Montigny-le-Bretonneux,      France
                                France